Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of June 1998
                      Distribution Date of July 15, 1998
                           Servicer Certificate #33

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $131,261,355.66
Beginning Pool Factor                                           0.2500447

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,496,775.89
     Interest Collected                                     $1,029,958.42

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $138,992.46
Total Additional Deposits                                     $138,992.46

Repos / Chargeoffs                                            $126,322.91
Aggregate Number of Notes Charged Off                                  69

Total Available Funds                                      $11,648,449.50

Ending Pool Balance                                       $120,655,534.13
Ending Pool Factor                                              0.2298413

Servicing Fee                                                 $109,384.46

Repayment of Servicer Advances                                 $17,277.27

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,343,281.02
     Target Percentage                                               5.50%
     Target Balance                                         $6,636,054.38
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($319,300.09)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.832%
Current Weighted Average Remaining Term (months):                   22.25

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $2,239,386.20       894
                                31 - 60 days            $376,234.62       220
                                60+  days               $123,909.92        55

     Total:                                           $2,739,530.74       914

     Balances:                  60+  days               $816,245.23        55

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $49,324.13
+    Excess Serv.                                       $269,975.96
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,343,281.02

Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of June 1998

                                                                             NOTES
                                 (Money Market)
                                             TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                      $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%             96.50%              3.50%
     Coupon                                                        5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $131,261,355.66
Ending Pool Balance                   $120,655,534.13

Collected Principal                    $10,479,498.62
Collected Interest                      $1,029,958.42
Charge - Offs                             $126,322.91
Liquidation Proceeds / Recoveries         $138,992.46
Servicing                                 $109,384.46
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                     $11,539,065.04

Beginning Balance                     $131,261,355.66               $0.00              $0.00    $120,732,762.18     $10,528,593.48

Interest Due                              $663,267.55               $0.00              $0.00        $608,694.34         $54,573.21
Interest Paid                             $663,267.55               $0.00              $0.00        $608,694.34         $54,573.21
Principal Due                          $10,605,821.53               $0.00              $0.00     $10,234,617.78        $371,203.75
Principal Paid                         $10,605,821.53               $0.00              $0.00     $10,234,617.78        $371,203.75

Ending Balance                        $120,655,534.13               $0.00              $0.00    $110,498,144.40     $10,157,389.73
Note / Certificate Pool Factor                                     0.0000             0.0000             0.3886             0.5528
   (Ending Balance / Original Pool Amount)
Total Distributions                    $11,269,089.08               $0.00              $0.00     $10,843,312.12        $425,776.96

Interest Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                          $269,975.96
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $11,343,281.02
(Release) / Draw                         ($319,300.09)
Ending Reserve Acct Balance            $11,023,980.93

Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of June 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                    4                   3                  2                   1
                                      Feb-98               Mar-98              Apr-98              May-98              Jun-98
Beginning Pool Balance            $168,562,493.73     $160,087,143.54     $149,863,734.61     $139,446,823.57     $131,261,355.66

A)   Loss Trigger:
Principal of Contracts Charged Off    $313,254.67          $41,333.74          $87,825.24         $105,061.20         $126,322.91
Recoveries                             $72,027.99         $583,334.83         $301,402.14         $247,495.63         $138,992.46

Total Charged Off (Months 5, 4, 3)    $442,413.65
Total Recoveries (Months 3, 2, 1)     $687,890.23
Net Loss / (Recoveries) for 3 Mos    ($245,476.58)(a)

Total Balance (Months 5, 4, 3)    $478,513,371.88(b)

Loss Ratio Annualized  [(a/b) * (12)]     -0.6156%

Trigger:  Is Ratio > 1.5%                      No
                                                                               Apr-98              May-98              Jun-98

B)   Delinquency Trigger:                                                   $1,527,740.24       $1,398,621.99         $816,245.23
     Balance delinquency 60+ days                                                1.01942%            1.00298%            0.62185%
     As % of Beginning Pool Balance                                              0.82846%            0.91362%            0.88142%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer